Registration No. 333-63253

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EQUITY INNS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1550848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7700 Wolf River Boulevard
Germantown, TN 38138
(901) 754-7774
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Mitchell Collins
Chief Financial Officer
Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, TN 38138
(901) 754-7774
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Howard A. Silver
Chief Executive Officer
7700 Wolf River Boulevard
Germantown, Tennessee 38138
(901) 754-7774
Approximate date of commencement of proposed sale to the public: Not Applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
On September 11, 1998, Equity Inns, Inc. (the “Company”) filed a registration statement on Form S-3 (Reg. No. 333-63253) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of an aggregate 696,304 shares of the Company’s common stock (the “Securities”). This Post-Effective Amendment No. 1 is an amendment to the Registration Statement. On October 25, 2007 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of June 20, 2007, among Grace I, LLC, Grace Acquisition I, Inc. (“Merger Subsidiary”), Grace II, L.P., Equity Inns Partnership, L.P. and the Company, the Company will merge with and into Merger Subsidiary with Merger Subsidiary being the surviving corporation. All offerings under the Registration Statement have been terminated. In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the Securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all Securities registered under the Registration Statement which remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 25th day of October 2007.

EQUITY INNS, INC.
By:	/s/ J. Mitchell Collins
	Name:	J. Mitchell Collins
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of October 2007.

Signature	Capacity
/s/ Howard A. Silver Howard A. Silver	Chief Executive Officer, President and Director (principal executive officer)
/s/ J. Mitchell Collins J. Mitchell Collins	Chief Financial Officer (principal accounting officer)
/s/ Phillip H. McNeill, Sr. Phillip H. McNeill, Sr.	Chairman of the Board, Director
/s/ Harry S. Hays Harry S. Hays	Director
/s/ Joseph W. McLeary Joseph W. McLeary	Director
/s/ Raymond E. Schultz Raymond E. Schultz	Director
/s/ Robert P. Bowen Robert P. Bowen	Director